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                                                                     Exhibit 4.5
                      BOTTOMLINE TECHNOLOGIES (de), INC.

                           INVESTOR RIGHTS AGREEMENT

     This INVESTOR RIGHTS AGREEMENT (this "Agreement") is made as of June 9, 2000 by and among Bottomline Technologies (de), Inc., a Delaware corporation (the "Company"), and Nevada Bond Investment Corp. II, a Nevada corporation (the "Investor").

     WHEREAS, the Company has agreed to issue and sell to the Investor, and the Investor has agreed to purchase from the Company, 307,882 shares (the "Initial Shares") of the Company's common stock, $0.001 par value per share (the "Common Stock"), and a warrant (the "Warrant") to purchase up to 307,882 shares (the "Warrant Shares," and together with the Initial Shares, the "Shares") of Common Stock upon the terms and conditions set forth in that certain Stock Purchase Agreement (the "Stock Purchase Agreement") and Warrant, each dated of even date herewith, between the Company and the Investor; and

     WHEREAS, the terms of the Stock Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder for the Company and the Investor to execute and deliver this Agreement.

     NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereto hereby agree as follows:

     1.   Definitions. The following terms shall have the meanings provided
          -----------
therefor below or elsewhere in this Agreement as described below:

          "Closing" shall have the meaning ascribed to such term in the Stock
           -------
Purchase Agreement.

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and all of the rules and regulations promulgated thereunder.

          "Prospectus" means the prospectus included in the Registration
           ----------
Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Registration Statement" means the registration statement on Form S-3
           ----------------------
filed by the Company with the Commission pursuant to Section 2 hereof.

          "Registration Expenses" means the expenses described in Section 2.4.
           ---------------------
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          "Registrable Shares" shall mean the Shares; provided, that those
           ------------------                         --------
shares as to which the following apply shall cease to be Registrable Shares when: (a) a Registration Statement with respect to the sale of such Registrable Shares shall have become effective under the Securities Act and such Registrable Shares have been disposed of under such Registration Statement; (b) such Registrable Shares shall have been transferred in a transaction in which the Investor's rights and obligations under this Agreement were not assigned in accordance with this Agreement; (c) such Registrable Shares shall have ceased to be outstanding; or (d) such Registrable Shares shall have been sold pursuant to Rule 144.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and all of the rules and regulations promulgated thereunder.

     2.   Registration Rights.
          -------------------

          2.1  Required Registration of Registrable Shares. The Company shall
               -------------------------------------------
file with the SEC, as promptly as possible, but in any event within 60 days following the Closing, a Registration Statement on Form S-3 covering the resale to the public by the Investor of the Registrable Shares. The Company shall use all commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable. The Company shall cause the Registration Statement to remain effective until (i) with respect to the Initial Shares, the date two years and nine months from the date of the Closing,
(ii) with respect to the Warrant Shares, the date two years from date that the Warrants have been exercised in full, or (iii) such earlier time as all of the Registrable Shares covered by the Registration Statement have been sold pursuant thereto or otherwise cease to be Registrable Shares as defined herein.

          2.2  Registration Procedures.
               -----------------------

               (a) If and whenever the Company is required by the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

                    (i) furnish to the Investor such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents the Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Investor;

                    (ii) use commercially reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Investor shall reasonably request, and do any and all other acts and things that may be necessary to enable the Investor to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Investor; provided, however, that
                                                        --------  -------
the Company shall not be required in connection with this paragraph (ii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

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                    (iii)  cause all such Registrable Shares to be listed on
each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

                    (iv) notify the Investor, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective or a supplement to any Prospectus forming a part of the Registration Statement has been filed; and

                    (v) notify the Investor of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus.

               (b) If the Company has delivered a Prospectus to the Investor and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Investor and, if requested, the Investor shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Investor with revised Prospectuses and, following receipt of the revised Prospectuses, the Investor shall be free to resume making offers of the Registrable Shares.

               (c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in the Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify the Investor to such effect, and, upon receipt of such notice, the Investor shall immediately discontinue any sales of Registrable Shares pursuant to the Registration Statement until the Investor has received copies of a supplemented or amended Prospectus or until the Investor is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. In the event that any such black-out occurs during the period during which the Company is required to cause a Registration Statement to remain effective under Section 2.1 hereto, such period shall be extended for the number of days equal to the duration of such black-out. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this
Section 2.2(c) to suspend sales of Registrable Shares for a period in excess of 120 days in any 365-day period.

          2.3  Incidental Registration of Registrable Shares.
               ---------------------------------------------

               (a) Whenever the Company proposes to file a registration statement (other than the Registration Statement filed pursuant to Section 2.1) at any time and from time to time until five years from the date of the Closing, it will, prior to such filing, give written notice to the Investor of its intention to do so; provided, that no such notice need be given if no
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Registrable Shares are to be included therein as a result of a determination of the managing underwriter pursuant to Section 2.3(b). Upon the

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written request of the Investor given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by the Investor to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Investor; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.3 without obligation to the Investor.

               (b) If the registration for which the Company gives notice pursuant to Section 2.3(a) is a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to Section 2.3(a). In such event, the right of the Investor to include its Registrable Shares in such registration pursuant to
Section 2.3 shall be conditioned upon the Investor's participation in such underwriting on the terms set forth herein. Should the Investor propose to distribute the Registrable Shares through such underwriting, it shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the managing underwriter determines that the inclusion of all shares requested to be registered would adversely affect the offering, the Company may limit the number of Registrable Shares to be included in the registration and underwriting. The Company shall so advise all holders of Registrable Shares requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The securities of the Company held by holders other than the Investor and other holders of securities of the Company who are entitled, by contract with the Company, to have securities included in such registration ("Other Holders") shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter, and, if a further limitation on the number of shares is required, the number of shares that may be included in such registration and underwriting shall be allocated among the Investor and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) which they held at the time the Company gives the notice specified in Section 2.3(a). If the Investor or any Other Holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among the Investor and Other Holders pro rata in the manner described in the preceding sentence. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company, and any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          2.4  Allocation of Expenses. The Company will pay all Registration
               ----------------------
Expenses for the Registration Statement. For purposes of this Section 2, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the

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Company, reasonable fees and expenses of counsel to the Investor, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions.

          2.5  Indemnification and Contribution.
               --------------------------------

               (a) In the event of the registration of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Investor, each underwriter, if any, of Registrable Shares, and each other person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Investor, such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse the Investor, such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by the Investor, such underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of the Investor or such underwriter or controlling person specifically for use in the preparation thereof.

               (b) In the event of the registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Investor will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material

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fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to the Investor furnished to the Company by or on behalf of the Investor for use in connection with the preparation of the Registration Statement, prospectus, amendment or supplement; provided, however,
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that the obligations of the Investor hereunder shall be limited to an amount equal to the net proceeds to the Investor of Registrable Shares sold in connection with the registration.

               (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to
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give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying
                                      --------  -------
Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided, further,
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that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Investor shall be determined

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by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 2.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 2.5, (a) in no case shall the Investor be liable or responsible for any amount in excess of the net proceeds received by the Investor from the offering of Registrable Shares and (b) the Company shall be liable and responsible for any amount in excess of such proceeds; provided,
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however, that no person guilty of fraudulent misrepresentation (within the
-------
meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

          2.6  Lock-up. Notwithstanding whether a registration statement filed
               -------
in accordance with this Section 2 has been declared effective by the SEC, for a period of three months after the date of this Agreement, the Investor may not, directly or indirectly, sell, offer to sell, contract to sell, grant any option or warrant for the sale or purchase of, pledge, or otherwise dispose of, any Shares (other than to Affiliates of the Investor, as such term is defined in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder). After such three month period and until six months after the date of this Agreement, 66% of the Shares shall continue to be subject to such lock-up. Thereafter, until nine months after the date of this Agreement, 33% of the Shares shall continue to be subject to such lock-up. Nine months after the date of this Agreement, such lock-up shall no longer apply to any of the Shares. In addition, with respect to any Shares then subject to lock-up under this Section 2.6, the Investor shall not, during the period in which such shares are subject to the lock-up, engage in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of such Shares even if such Shares would be disposed of by someone other than the Investor. Such prohibited hedging or other transactions includes without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of such Shares.

          2.7  Information by Investor. The Investor shall furnish to the
               -----------------------
Company such information regarding it and the distribution proposed by it as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

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     3.   Effectiveness; Termination. This Agreement shall become effective and
          --------------------------
legally binding only if the Closing occurs.

     4.   Entire Agreement. This Agreement constitutes and contains the entire
          ----------------
agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

     5.   Miscellaneous.
          -------------

          5.1 This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Investor and the Company.

          5.2 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns. This Agreement shall also be binding upon and inure to the benefit of any Affiliate of the Investor or any party to whom the Investor transfers the majority of the Shares.

          5.3  Notices.
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               (a)  Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by courier (overnight or same day) or fax or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

               (b) All correspondence to the Company shall be addressed as follows:

                    Bottomline Technologies (de), Inc.
                    155 Fleet Street
                    Portsmouth, NH  03801
                    Attn: Robert A. Eberle
                    Executive Vice President & CFO

                    With a copy to:

                    Hale and Dorr LLP
                    60 State Street
                    Boston, MA  02109
                    Attn: John A. Burgess, Esq.

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               (c)  All correspondence to the Investor shall be addressed as follows:

                    Nevada Bond Investment Corp. II
                    c/o United Technologies Corporation
                    United Technologies Building
                    Hartford, CT  06101
                    Attn: Mr. Lawrence V. Mowell
                    Vice President, NBIC

                    With a copy to:

                    Kirkpatrick & Lockhart LLP
                    1500 Oliver Building
                    Pittsburgh, PA 15222
                    Attn: Robert P. Zinn, Esq.

          5.4 Either party may change the address to which correspondence to it is to be addressed by notification as provided for herein.

          5.5 The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and both of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

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     IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights
Agreement as of the date and year first above written.

                                        BOTTOMLINE TECHNOLOGIES (de), INC.

                                        By:  /s/ Robert Eberle
                                           ------------------------------
                                        Name:  Robert Eberle
                                        Title: Exec VP & CFO


                                        NEVADA BOND INVESTMENT CORP. II

                                        By:  /s/ L. V. Mowell
                                           ------------------------------
                                        Name:  L.V. Mowell
                                        Title: Vice President

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